Exhibit 10.44
RESTRICTED STOCK AWARD GRANT NOTICE
AND
RESTRICTED STOCK AWARD AGREEMENT
     Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to its 2003 Amended and Restated Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”) the number of shares of the Company’s Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Except as otherwise provided below, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:

Grant Date:

Total Number of Shares of
Restricted Stock:

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to:
(i) ,
(ii) ,
(iii) , and
(iv) .
          In no event, however, shall the Forfeiture Restriction (as defined in the Restricted Stock Agreement) lapse as to any additional Shares after the termination of the Holder’s Continuous Service. As used herein, the term “Continuous Service” shall have the meaning set forth in Section 3.5 of the Restricted Stock Agreement.
     By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B. Holder acknowledges that Holder has been advised to consult Holder’s personal tax advisor as to the specific tax consequences of this Restricted Stock Award and whether an election of Section 83(b) of the Internal Revenue Code, as amended, with respect to this Restricted Stock Award will be in Holder’s best interests in light of Holder’s personal tax situation.

SPECTRUM PHARMACEUTICALS, INC.		HOLDER:

By:		By:

Print Name:		Print Name:

Title:

Address:	157 Technology Drive	Address:

Irvine, California 92618

Attachments:	Restricted Stock Award Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
Stock Assignment (Exhibit C)
Joint Escrow Instructions (Exhibit D)
Form of Internal Revenue Code Section 83(b) Election and Instructions (Exhibit E)
- Election under Internal Revenue Code Section 83(b) (Attachment 1 to Exhibit E)
- Sample Cover Letter to Internal Revenue Service (Attachment 2 to Exhibit E)

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Spectrum Pharmaceuticals, Inc., (the "Company”) has granted to Holder the number of shares of Restricted Stock under the Company’s 2003 Amended and Restated Incentive Award Plan (the “Plan”) indicated in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
     1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.
ARTICLE II
GRANT OF RESTRICTED STOCK
     2.1 Grant of Restricted Stock. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Holder the number of shares of Stock set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Plan and this Agreement.
     2.2 Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date”). Subject to the provisions of Article IV, the Company shall issue the Shares (which shall be issued in Holder’s name) on the Issuance Date.
     2.3 Conditions to Issuance of Stock. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable, and may be issued in either certificated or book entry form. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on all stock exchanges on which such Stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The lapse of such reasonable period of time following the Issuance Date as the Committee may from time to time establish for reasons of administrative convenience; and
          (e) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.
     2.4 Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities or property received by or distributed to Holder with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, including, without limitation, a Change of Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). Any such assets or other securities received by or distributed to Holder with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall be immediately delivered to the Company to be held in escrow pursuant to Section 4.1.
ARTICLE III
RESTRICTIONS ON SHARES
     3.1 Forfeiture Restriction. Subject to the provisions of Section 3.2, if Holder ceases to remain in Continuous Service (as defined in Section 3.5) for any or no reason, all of the

Unreleased Shares (as defined in Section 3.3) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Holder. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly transferred by the escrow agent to the Company.
     3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.4. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to Holder.
     3.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as "Unreleased Shares.”
     3.4 Restrictions on Transfer. Unless otherwise permitted by the Committee pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
     3.5 Definition of Continuous Service. For purposes of this Agreement, the term "Continuous Service” means (i) employment by either the Company or any Subsidiary, or any survivor or successor entity, which is uninterrupted except for vacations, illness (except for Disability), or leaves of absence which are approved in writing by the Company or such other employer corporation, (ii) service as a member of the Board of Directors of the Company until Holder dies, resigns, is removed from office, or Holder’s term of office expires and he or she is not reelected, or (iii) so long as Holder is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.
ARTICLE IV
ESCROW OF SHARES
     4.1 Escrow of Shares. To insure the availability for delivery of Holder’s Unreleased Shares in the event of forfeiture of such Shares by Holder pursuant to Section 3.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Committee as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such

Unreleased Shares, if any, forfeited by Holder pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Committee, any share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Committee, in escrow, pursuant to the Joint Escrow Instructions of the Company and Holder attached as Exhibit D to the Grant Notice, until the Unreleased Shares are forfeited by Holder as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall deliver to Holder the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Holder in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any dividends or other distributions are paid on the Unreleased Shares held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such dividends or other distributions shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such dividends or other distributions were paid from the Forfeiture Restriction.
     4.2 Transfer of Forfeited Shares. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited by Holder to the Company.
     4.3 No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.
ARTICLE V
OTHER PROVISIONS
     5.1 Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Committee shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section 11.1 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities, property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     5.2 Taxes. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty days following the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit E.
     HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.
     5.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     5.4 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
     5.5 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal or state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY

AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     5.6 Tax Withholding.
          (a) The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Shares or the lapse of the Forfeiture Restriction with respect to the Shares, or any other taxable event related thereto. The Company may permit Holder to make such payment in one or more of the forms specified below:
          (i) by cash or check made payable to the Company;
          (ii) by the deduction of such amount from other compensation payable to Holder;
          (iii) by tendering Shares which are not subject to the Forfeiture Restriction and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or
          (iv) in any combination of the foregoing.
          (b) In the event Holder fails to provide timely payment of all sums required by the Company pursuant to Section 5.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Holder to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 5.6(a)(iii).
     5.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

     5.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.9 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     5.10 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     5.11 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.
     5.12 No Employment Rights. If Holder is an employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
     5.13 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
CONSENT OF SPOUSE
     I,                                         , spouse of                                         , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth in the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

B-1

EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE
STOCK ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned,                     , hereby sells, assigns and transfers unto SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”),                      shares of the common stock of the Company, standing in its name of the books of said corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
     This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between the Company and the undersigned dated                                         ,                     .

Dated: ,
Signature of Holder
     INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of Holder.

C-1

EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
JOINT ESCROW INSTRUCTIONS
                                        ,
Secretary
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618
Ladies and Gentlemen:
     As escrow agent (the “Escrow Agent”) for both Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), and the undersigned recipient of stock of the Company (the “Holder”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), including the stock certificate, if any, and the Assignment in Blank, in accordance with the following instructions:
     1. In the event of forfeiture by Holder of any of the shares owned by Holder pursuant to the Forfeiture Restriction set forth in the Agreement, Spectrum and/or any assignee of Spectrum (referred to collectively for convenience herein as the “Company”) shall give to Holder and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture. Holder and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.
     2. As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate, if any, evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee. If the shares are held in book entry form, you are directed to all actions necessary to cause the Company’s transfer agent to reflect such forfeiture and transfer in the Company’s stock records.
     3. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
     4. Upon written request of Holder, but no more than once per calendar year, unless the Forfeiture Restriction has been enforced, you will deliver to Holder, or cause the Company’s transfer agent to deliver to Holder, a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Restriction. Within one hundred twenty (120) days after any voluntary or involuntary termination of Holder’s services to the Company for any or no reason, you will deliver to Holder, or cause the Company’s transfer agent to deliver to Holder, a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction set forth in Section 2 of the Agreement.
     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.
     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
     15. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.
     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

SPECTRUM PHARMACEUTICALS, INC.

By:

Name:
Title:

Address:	157 Technology Drive

Irvine, California 92618

HOLDER:

Address

ESCROW AGENT:

By:

Secretary
Spectrum Pharmaceuticals, Inc.

Address	157 Technology Drive

Irvine, California 92618

EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF 83(B) ELECTION AND INSTRUCTIONS
These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock, par value $0.001, of Spectrum Pharmaceuticals, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.
The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.
1.	Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Spectrum Pharmaceuticals, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)
          The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of common stock, par value $0.001 per share, of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”).
1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

          The name, address and taxpayer identification number of the taxpayer’s spouse are (complete if applicable):

SSN:

2.	Description of the property with respect to which the election is being made:

shares of common stock, par value $0.001 per share, of the Company.

3.	The date on which the property was transferred was December 5, 2005.

4.	The taxable year to which this election relates is calendar year 2005.

5.	Nature of restrictions to which the property is subject:
The Shares may not be transferred and are subject to forfeiture if taxpayer’s employment or service with the Company and its subsidiaries terminates for any reason. The Forfeiture Restriction will lapse in a series of four cumulative annual installments of 25% each on January 1, 2006, January 1, 2007, January 1, 2008 and January 1, 2009.
6. The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $0.001 per Share.
7.	The amount paid by the taxpayer for the Shares was $0.001 per Share.

8.	A copy of this statement has been furnished to the Company.

Dated: , 2006	Taxpayer Signature
The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: , 2006	Spouse’s Signature

ATTACHMENT 2 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE
[Date]
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:
Ladies and Gentlemen:
Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures
cc:      Spectrum Pharmaceuticals, Inc.